As filed with the Securities and Exchange Commission on August 1, 1996

                                                             Registration No.
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  PepsiCo, Inc.
            (Exact name of registrant as specified in its charter)

           North Carolina                        13-1584302
      (State of Incorporation)                  (I.R.S. No.)

                            Purchase, New York 10577
          (Address of principal executive offices, including zip code)

                        1995 Stock Option Incentive Plan
                            (Full title of the Plan)

                            Kathleen Allen Luke, Esq.
                  Vice President, Corporate Division Counsel
                                  PepsiCo, Inc.
                            Purchase, New York 10577
                   (Name and address of agent for service)

                                (914) 253-3691
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                              Proposed
Title         Amount to be    maximum      Proposed maximum
of            registered *    offering     aggregate          Amount of
securities                    price per    offering price *   registration fee *
to be                         share *
registered

- --------------------------------------------------------------------------
PepsiCo,
Inc. Capital
Stock, par    7,000,000      $32.125       $224,875,000.00    $77,543.00
value 1-2/3
cents per share

- --------------------------------------------------------------------------------
      *The 7,000,000 shares being registered represent the approximate number of shares awardable in 1996 under the Plan described herein, as estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price and registration fee have been calculated on the basis of the exercise price of the options awarded under the Plan described herein, which was $32.125.

                              Explanation Statement

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of PepsiCo, Inc. Captial Stock in connection with the 1995 Stock Option Incentive Plan, Registration Statement No. 33-61731, which is incorporated herein by reference.

                                   Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned on its behalf therunto duly authorized, in Purchase, New York, on this 1st day of August, 1996.

                                               PepsiCo, Inc.


                                    By: /s/ LAWRENCE F. DICKIE
                                      ---------------------------------
                                             Lawrence F. Dickie
                                      Vice President, Associate General
                                       Counsel and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                      Title                 Date

D. Wayne Calloway  *        Chairman of the Board        August 1, 1996
(D. Wayne Calloway)

Robert G. Dettmer  *        Executive Vice President     August 1, 1996
(Robert G. Dettmer)         and Chief Financial
                            Officer

Robert L. Carleton  *       Senior Vice President        August 1, 1996
(Robert L. Carleton)        and Controller (Chief
                             Accounting Officer)

John F. Akers  *            Director                     August 1, 1996
(John F. Akers)

Robert E. Allen  *          Director                     August 1, 1996
(Robert E. Allen)

Roger A. Enrico *           Vice Chairman of the Board   August 1, 1996
(Roger A. Enrico)           and Chief Executive Officer

Ray L. Hunt *               Director                     August 1, 1996
(Ray L. Hunt)

John J. Murphy  *           Director                     August 1, 1996
(John J. Murphy)

Steven S Reinemund*         Director                     August 1, 1996
(Steven S Reinemund)

Sharon Percy Rockefeller  * Director                     August 1, 1996
(Sharon Percy Rockefeller)

Franklin A. Thomas  *       Director                     August 1, 1996
(Franklin A. Thomas)

P. Roy Vagelos  *           Director                     August 1, 1996
(P. Roy Vagelos)

Craig E. Weatherup*         Director                     August 1, 1996
(Craig E. Weatherup)

Arnold R. Weber  *          Director                     August 1, 1996
(Arnold R. Weber)

*By:  /s/ LAWRENCE F. DICKIE
      ------------------------
     (Lawrence F. Dickie)
     Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.                      Description

   4 PepsiCo, Inc. 1995 Stock Option Incentive Plan, as filed as Exhibit 4(c) to PepsiCo's Registration
            Statement on Form S-8 (Registration No. 33-61731) is incorporated herein by reference.

   5        Opinion  and consent of  Kathleen  Allen Luke,  Esq.,
            Vice  President  and  Corporate  Division  Counsel of
            PepsiCo.

   15 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information, incorporated by reference from Exhibit 15 to PepsiCo's Quarterly Report on Form 10-Q/A for the twelve weeks ended March 23, 1996 and PepsiCo's Quarterly Report on Form 10-Q for the twelve and twenty-four weeks ended June 15, 1996.

   23 (a)   Consent of KPMG Peat Marwick LLP

      (b)   The   consent  of  Kathleen   Allen  Luke,   Esq.  is
            contained in her opinion filed as Exhibit 5.

   24 (a)   Power of Attorney of PepsiCo,  Inc.  and certain of its officers and  directors,  filed as Exhibit 24 to PepsiCo's  Annual  Report on
            Form  10-K  for  the  fiscal  year  ended   December  30,  1995,  is
            incorporated herein by reference.

      (b) Power of Attorney of certain directors of PepsiCo, Inc.

- --------------------------------------
*Previously filed or incorporated by reference